UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 28, 2012

(Date of earliest event reported)

MusclePharm Corporation
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction	000-53166 (Commission File Number)	77-0664193 (IRS Employer Identification No.)
of incorporation)

4721 Ironton Street, Building A
Denver, Colorado 80239
(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

MusclePharm Corporation (the “Registrant”) has provided disclosure below regarding the conversion of certain of its outstanding common stock purchase warrants into common stock. As a result of these warrant conversions and other extinguishments of derivative liabilities during the quarter ended September 30, 2012, the Registrant’s pro forma adjusted capitalization as of June 30, 2012 would have reflected a decrease in stockholders’ deficit from approximately $11,417,000 to approximately $5,330,769 and the Registrant’s derivative liabilities as of June 30, 2012 would have been reduced from approximately $7,909,000 to approximately $25,000. All of these stock issuances, warrant conversions and other extinguishments of derivative liabilities will be reflected in the Registrant’s financial statements as of September 30, 2012 and for the three and nine months then ended.

The information in this Current Report on Form 8-K furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to liability under that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

1. Effective October 12, 2012, the Registrant entered into a Release and Settlement Agreement (the “Agreement”) with Inter-Mountain Capital Corp. (“Inter-Mountain”) to resolve case No: 2:12-cv-00416-PMW initiated by Inter-Mountain against the Registrant in the United States District Court for the District of Utah alleging the breach of contract regarding a warrant and purchase agreement. Pursuant to the Agreement, on October 12, 2012, the Registrant and Inter-Mountain completed an exchange and retirement of all of Inter-Mountain’s warrants in the Registrant for 143,000,000 shares of the Registrant’s common stock, par value $0.001 (the “Shares”). The Registrant relied on an exemption from the registration requirements of the Securities Act for the issuance of the Shares pursuant to Section 3(a)(9) of the Securities Act. The transaction was an exchange, Inter-Mountain is a security holder, and no commissions or other remuneration were paid in order to solicit the exchange.

2. In late September 2012, the Registrant issued shares of its common stock in the amounts and as of the dates set forth in the table below to several accredited investors (as defined in Regulation D promulgated under the Securities Act) pursuant to conversions of outstanding warrants to purchase common stock of the Registrant. The issuances of these shares were exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act. No commissions were paid to any person by the Registrant in connection with these share issuances. The warrants were converted on a cashless basis and thus, the Registrant did not receive any cash proceeds from these stock issuances.

	Date of Issuance	Number of Shares of Common Stock Issued	Nature of Conversion

1.	September 28, 2012	330,594,666	Conversion of warrants to purchase 496,272,500 shares of common stock.
2.	September 29, 2012	107,500,000	Conversion of warrants to purchase 143,333,334 shares of common stock.
3.	September 30, 2012	64,241,786	Conversion of warrants to purchase 75,578,572 shares of common stock.

3. Effective October 15, 2012, the Board of Directors of the Registrant determined to suspend indefinitely the Registrant’s stock repurchase program that was adopted on April 18, 2012. Under this program, the Registrant repurchased 26,431,575 shares of its common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
Date: October 16, 2012	Title:	Chief Executive Officer